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                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT is made as of the ___ day of ______________, 19__, ("Grant Date") by and between Unifet, Incorporated, a California corporation ("Corporation") and ____________________ ("Optionee").


                                   WITNESSETH:

RECITALS

          A. Optionee has been granted an option under the Unifet, Incorporated 1991 Stock Option Plan ("Plan") to purchase shares of the Corporation's common stock.

          B. The option granted to Optionee is intended to be an incentive stock option subject to Section 422 of the Internal Revenue Code.

     NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. Subject to the terms and conditions set forth in this Agreement and the Plan, the Corporation hereby grants to Optionee, as of the Grant Date, an incentive stock option to purchase up to - shares of the Corporation's COMMON stock ("Optioned Shares") from time to time during the option term at the option price of per share.

          2. OPTION TERM. This option has a maximum term of five years measured from the Grant Date and will accordingly expire at the close of business on ("Expiration Date"), unless sooner terminated in accordance with the provisions of the Plan.

          3. OPTION NONTRANSFERABLE. This option is not transferable Optionee other than by will or by the laws of descent and distribution; during the lifetime of Optionee, this option is exercisable only by Optionee.

          4. DOLLAR LIMITATION. Notwithstanding any other provisions of the Plan or this Agreement and solely to the extent required by Section 422 of [lie Internal Revenue Code, file aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options granted to Optionee are exercisable for the first time by Optionee during any one calendar year (under the Plan or any other stock option plan of the Corporation, a parent or subsidiary corporation, or predecessor thereof) shall not exceed $100,000 or such greater amounts as may be permitted under
Section 422 of the Internal Revenue Code.

          5. DATES OF EXERCISE. Optionee may, within the specified term of this option and pursuant to the provisions of this Agreement, purchase the Optioned Shares as follows: One thirty-sixth of the Option Shares at any time after one month from the Grant Date, and an additional One thirty-sixth of the Option Shares each month thereafter. Exercisable installments may be exercised in whole or in part, and, to the extent not exercised, will accumulate and be exercisable at any time on or before the Expiration Date or sooner termination of the option term. In no event,

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however, will this option be exercisable for any fractional shares.

          6.   TERMINATION OF EMPLOYMENT.

               (a) Should Optionee cease to be an employee of the Corporation or one of its subsidiaries (other than by reason of death, permanent disability or termination for cause), this option will, solely to the extent that it is exercisable immediately prior to such cessation of employee status, remain exercisable during the three-month period following the date of such cessation of employee status; provided, however, in no event will this option be exercisable at any time after the Expiration Date.

               (b) Should Optionee become permanently disabled and cease by reason thereof to be an employee of the Corporation or one of its subsidiaries, this option will, solely to the extent that it is exercisable immediately prior to such cessation of employee status, remain exercisable during the one-year period following the date of such cessation of employee status; provided, however, in no event will this option be exercisable at any time after the Expiration Date. Optionee will be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than one year, unable to engage in any substantial gainful employment.

               (c) Should Optionee die while still an employee of the Corporation or one of its subsidiaries (or during the three-month period referred to in subparagraph (a) or during the one-year period referred to in subparagraph(b), the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) will have the right to this option, solely to the extent that it is exercisable immediately prior to the Optionee's death, during the one-year period following the date of Optionee's death; provided, however, in no event will this option be exercisable at any time after the Expiration Date.

               (d) Should Optionee's employment be terminated for cause (including, but not limited to, any act of dishonesty, unethical conduct, willful misconduct, fraud or embezzlement, or any unauthorized disclosure of confidential information or trade secrets), this option will immediately terminate and cease to be exercisable when notice of termination of employment is given.

          7. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option will have none of the rights of a shareholder with respect to the Optioned Shares until such individual has exercised the option and has been issued a stock certificate for the Optioned Shares.

          8. MANNER OF EXERCISING OPTION. In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

               (i) Provide the Corporation's director of personnel with written notice of such exercise in accordance with paragraph 14, specifying the number of Optioned

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          Shares with respect to which the option is being exercised;

               (ii) Pay the aggregate option price for the purchased shares in one or more of the following alternative forms: (A) full payment, in cash or by check payable to the Corporation's order, in the amount of the option price for the Optioned Shares being purchased; (B) full payment in shares of common stock of the Corporation having a fair market value on the day of exercise (as determined under the terms of the Plan) equal to the option price for the Optioned Shares being purchased, or (C) a combination of shares of common stock of the Corporation valued at fair market value on the day of exercise (as determined under the terms of the Plan) and cash or check payable to the Corporation's order, equal in the aggregate to the option price for the Optioned Shares being purchased; and

               (iii) Furnish the Corporation with appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

          9. WITHHOLDING. Stock certificates for purchased shares will not be issued until the option holder has made appropriate arrangements with the Corporation for the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          10.  EFFECT OF CERTAIN CORPORATE TRANSACTIONS.

               (a) In the event of one or more of the following transactions ("Corporate Transaction"):

               (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

               (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then all options at the time outstanding under the Plan and not then otherwise fully exercisable shall, during the five (5) business day period immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for up to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of the shares for which the option is so accelerated; provided, however, that the acceleration of this option will be subject to Section 4 hereof and the limitations of
          Section 6(b) of "the Plan; and provided further, that if the grant, exercisability, or exercise of an option (or any portion of an option) is determined by counsel to the Corporation to be a payment

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          which, when added to other payments to which Optionee is or becomes entitled, would result in a substantial risk of any loss of any federal income tax deduction by the Corporation or the imposition of an excise tax on Optionee under Section 280G or Section 4999, respectively, of the Internal Revenue Code, or any successor provision thereto, then Optionee's rights shall be limited to the extent necessary to preclude the loss of any such deduction or imposition of any such excise tax, and the Corporation shall be relieved of any liability in such event.

          In no event shall any such acceleration of the exercise dates occur if the terms of the agreement of-any Corporate Transaction require as a condition to consummation that each such outstanding option shall either be assumed by the successor corporation or affiliate thereof or be replaced with a comparable option to purchase shares of capital stock of the successor corporation or affiliate thereof. The determination of such comparability shall be made by the Administrator, and its determination shall be final, binding and conclusive. Upon consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be exercisable.

               (b) The grant of options under the Plan shall not affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          11.  COMPLIANCE WITH LAWS AND REGULATIONS.

               (a) The exercise of this option and the issuance of Optioned Shares upon such exercise is subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's common stock may be listed at the time of such exercise and issuance.

               (b) In connection with the exercise of this option, Optionee will execute and deliver to the Corporation such representations in writing as may be requested by the Corporation so that it may comply with the applicable requirements of federal and state securities laws.

          12.  LIABILITY OF CORPORATION.

               (a) If the Optioned Shares exceed, as of the Grant Date, the number of shares that may without shareholder approval be issued under the Plan, then this option will be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any common stock pursuant to this option will relieve the Corporation of any liability with respect


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to the non-issuance or sale of the common stock as to which such approval is not obtained.

          13. NO EMPLOYMENT CONTRACT. Nothing in this Agreement or in the Plan confers upon Optionee any right to continue in the employ of the Corporation (or any subsidiary) or interferes with or restricts in any way the rights of the Corporation (or any subsidiary), which are hereby expressly reserved, to discharge Optionee at any time for any reason or no reason, with or without cause. Except to the extent the terms of any employment contract between the Corporation (or any subsidiary) and Optionee may expressly provide otherwise, neither the Corporation nor any of its subsidiaries is under any obligation to continue the employment of Optionee for any period of specific duration.

          14. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement will be in writing and addressed to the Corporation in care of its Secretary at its corporate offices in San Diego, California. Any notice required to be given or delivered to Optionee will be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          15. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to tile Plan and are in all respects limited by and subject to tile express terms and provisions of the Plan. All decisions of the Plan's administrator with respect to any question or issue arising under the Plan or this Agreement will be conclusive and binding on all persons having an interest in this option.

          16. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of California, as applied without regard to the principles of conflicts of law.

          17. POWER OF ATTORNEY. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercised any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.


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          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.


OPTIONEE:                          UNIFET, INCORPORATED,
                                   A CALIFORNIA CORPORATION:

Signed:                            By:
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Address:                           Title:
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SS#:
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OPTIONEE SPOUSE:



Signed:
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